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                                                                   EXHIBIT 10.49

FORM                         EMPLOYMENT AGREEMENT
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     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 6th
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day of January, 1999 between Isle of Capri Casinos, Inc., a Delaware corporation
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(the "Company") and Timothy Hinkley ("Employee").
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     In consideration of the mutual promises of this Agreement, the Company and
Employee agree as follows:

     1.   Effective Date.  This Agreement shall be effective as of the date
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hereof and replaces the employment agreement currently in place between the
"Company" and the "Employee".

     2.   Employment.
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          (a)  Term.  The Company hereby employs Employee, and Employee accepts
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such employment and agrees to perform services for the Company and/or its subsidiaries, for an initial period of three (3) years from and after the
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Effective Date of initial Agreement (the "Initial Term") of April 7, 1997 and, unless either party gives written notice to the other party at least ninety (90) days before the end of the Initial Term or of any Renewal Term, for successive one-year periods (the "Renewal Terms"), unless terminated at an earlier date in accordance with Section 5 of this Agreement (the Initial Term and the Renewal Terms together referred to as the "Term of Employment").

          (b)  Service with Company.  During the Term of Employment, Employee
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agrees to perform reasonable employment duties as the Board of Directors of the
Company and/or its subsidiaries shall assign to him from time to time. Employee also agrees to serve, for any period for which he is elected as an officer of the Company and/or its subsidiaries; provided, however, that Employee shall not be entitled to any additional compensation for serving as an officer of the Company and/or its subsidiaries. From and after the Effective Date, Employee shall continue to be an executive officer of the Company with the title of Senior Vice President - Operations.
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          (c)  Performance of Duties.  Employee agrees to serve the Company
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and/or its subsidiaries faithfully and to the best of his ability and to devote substantially all of his time, attention and efforts to the business and affairs of the Company and/or its subsidiaries during the Term of Employment.

          (d)  Compensation.  During the Term of Employment, the Company and/or
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its subsidiaries shall pay to Employee as compensation for services to be rendered

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hereunder an aggregate base salary of $216,000 per year, payable in equal
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monthly, or more frequent payments, subject to increases, if any, as may be determined by the Company's Board of Directors. Employee shall also be eligible to participate in any stock option plans of the Company and/or its subsidiaries. In addition to the base salary, any bonuses, and participation in stock option plans, Employee shall be eligible to participate in an employee benefit plans or programs of the Company and/or its subsidiaries as are or may be made generally available to employees of the Company or of its subsidiaries. The Company and/or its subsidiaries will pay or reimburse Employee for all reasonable and necessary out-of-pocket expense incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers in accordance with the Company's and/or its subsidiaries policies for expense verification.

     3.   Confidentiality and Non-competition.
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          (a)  Ownership.  Employee agrees that all inventions, copyrightable
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material, business and/or technical information, marketing plans, customer lists and trade secrets which arise out of the performance of this Agreement are the property of the Company and/or its subsidiaries.

          (b)  Non-competition.  Employee agrees to the following covenant not
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to compete beginning on the effective date of this Agreement and continuing until one year after termination of his employment relationship with the
Company:

                    Employee agrees not to compete, directly or indirectly (including as an officer, director, partner, employee, consultant, independent contractor, or more than 5% equity holder of any entity) with the Company or any of its subsidiaries in any way concerning the ownership, development or management of any gaming operation or facility within a 75-mile radius of any gaming operation or facility with respect to which the Company or any of its subsidiaries owns, renders or proposes to render consulting or management services.

          (c)  Confidentiality.  Except as is consistent with Employee's duties
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and responsibilities within the scope of his employment with the Company and/or the subsidiaries, Employee agrees to keep confidential indefinitely, and not to use or disclose to any unauthorized person, information which is not generally known and which is proprietary to the Company or any subsidiary, including all information that the Company or any subsidiary treats as confidential, ("Confidential Information"). Upon termination of Employee's employment, Employee will promptly turn over to the Company all

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software, records, manuals, books, forms, documents, notes, letters, memoranda, reports, data, tables, compositions, articles, devices, apparatus, marketing plans, customer lists and other items that disclose, describe or embody Confidential Information including all copies of the confidential Information in his possession, regardless of who prepared them.

     4.   Remedies.  Employee understands that if he fails to fulfill his
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obligations under this Agreement, the damages to the Company and/or its subsidiaries would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the Company at law, in equity, or by statute, Employee hereby consents to the specific enforcement of this Agreement by the Company through an injunction or restraining order issued by the appropriate court.

     5.   Termination or Change of Control.
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          (a)  Grounds for Termination.  The Term of Employment set forth in
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Section 2(a) shall terminate prior to its expiration in the event that at any time during such term:

               (i) The Board of Directors of the Company delivers notice of termination for "cause" to Employee. For purposes of this section, "cause" shall mean any dishonesty, disloyalty, material breach of corporate policies, gross misconduct on the part of Employee in the performance of Employee's duties hereunder or a violation of the non-competition or confidentiality provision of this agreement. If Employee is terminated for cause, there shall be no severance paid to Employee.

               (ii) Employee shall die or become disabled as determined in good faith by the Board of Directors of the Company.

               (iii) The Company for any reason terminates the Term of
                     Employment.

          (b)  Severance.  If Employee dies or becomes disabled, or if the
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Company terminates the Term of Employment (by either terminating Employee's employment or by giving the notice described in Section 2(a) to prevent a Renewal Term) without "cause" (as defined above), then, providing that Employee signs a General Release in a form acceptable to the Company that releases the Company and its affiliated entities from any and all claims that Employee may have against them, Employee shall be

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entitled to continue to receive his salary and, to the extent legally permissible, employee benefits for a period of 12 months from and after such
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termination or until new employment begins, which ever occurs first. In lieu of monthly payments, a lump sum award may be authorized by the Board of Directors. If Employee dies or becomes disabled, Employee shall also be entitled to a lump sum payment equal to the average of the last 3 years bonus payment inclusive of deferred amounts. In the event of termination of employment without "cause", any payment of an amount based upon prior bonus payments shall be subject to the discretion of the Board of Directors. Except as provided above, Employee shall not be entitled to any compensation beyond the date of the termination of the Term of Employment. Health and welfare benefits shall continue for Employee (with employee contribution) ending with the later of salary continuation payments or the end of the original Term of Employment.

          Employee shall be provided out-placement service with a mutually agreed out-placement firm or service at the reasonable expense of the Company.

Vesting of stock options and any/all deferred bonuses due shall occur in the event of death or disability and in the event of other termination such vesting shall be determined by the Board in its sole discretion.

          (c)  Change In Control.  A change in control of the Company defined as
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its sale, acquisition, merger or buyout to an unaffiliated person that has significant effect or a reduction in the responsibilities, position or compensation of Employee or if Employee is required to move the location of his principal residence a distance of more than 35 miles prior to or during the initial 12 months of the change of control will entitle Employee to the following severance:

               (i)   18 month's salary paid as salary continuation plus a lump
                     --
                     sum payment equal to the average of the previous 3 years bonus payment inclusive of deferred amounts. Salary continuation shall terminate if and when Employee begins new employment during the period of salary continuation.

               (ii) Health and welfare benefits shall be fully paid by the Company and run concurrently with salary continuation.

               (iii) Vesting of stock options shall become fully accelerated and exercisable by the Employee at the time of change of control. Unexercised options will be cancelled on the ninety-first calendar day following the end of salary continuation.

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               (iv)  All deferred bonuses will be paid upon a change of control.

               (v) Employee shall be provided out-placement services with a mutually agreed upon out-placement firm or service at the reasonable expense of the Company.

     6.   Miscellaneous.
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          (a)  Successors and Assigns.  This Agreement is binding on and inures
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to the benefit of the Company's successors and assigns. The Company may assign this Agreement in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business. This Agreement may not be assigned by Employee.

          (b)  Modification, Waivers.  This Agreement may be modified or amended
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only by a writing signed by the Company, and Employee. The Company's failure, or delay in exercising any right, or partial exercise of any right, will not waive any provision of this Agreement or preclude the Company from otherwise or further exercising any rights or remedies hereunder, or any other rights or remedies granted by any law or any related document.

          (c)  Governing Law and Jurisdiction.  The laws of Mississippi will
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govern the validity, construction, and performance of this Agreement.  Any legal proceeding related to this Agreement will be brought in a Mississippi court.
Both the Company and Employee hereby consent to the exclusive jurisdiction of that court for this purpose.

          (d)  Captions.  The headings in this Agreement are for convenience
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only and do not affect the interpretation of this Agreement.

          (e)  Severability.  To the extent any provision of this Agreement
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shall be invalid or enforceable with respect to Employee, it shall be considered deleted here from with respect to Employee and the remainder of such provision and this Agreement shall be unaffected and shall continue in full force and effect. In furtherance to and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law with respect to Employee, then such provision shall be construed to cover only that duration, extent or activities which are validly and enforceably covered with respect to Employee. Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the

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construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its expressed terms) possible under applicable laws.

          (f)  Entire Agreement.  This Agreement supersedes all previous and
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contemporaneous oral negotiations, commitments, writings and understandings between the parties concerning the matters herein or therein, including without limitation, any policy of personnel manuals of the Company.

          (g)  Notices.  All notices and other communications required or
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permitted under this Agreement shall be in writing and sent by registered first-
class mail, postage prepaid, and shall be deemed delivered upon hand delivery or upon mailing (postage prepaid and by registered or certified mail) to the following address:

               If to the Company, to:

                    Isle of Capri Casinos, Inc.
                    711 Washington Loop
                    Biloxi MS 39530

               If to the Employee, to:

                    13709 Docena Circle
                    Ocean Springs MS 39564

These addresses may be changed at any time by like notice.

     IN WITNESS WHEREOF, each party has caused this Agreement to be executed in a manner appropriate for such party as of the date first above written.

                              ISLE OF CAPRI CASINOS, INC.

                              By:___________________________________

                              "EMPLOYEE"

                              ______________________________________

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